Exhibit 21

The Interpublic Group of Companies, Inc.

Our principal subsidiaries as of December 31, 2010, are listed below. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

Company Name	State (U.S.)
Cabell Eanes, LLC	Virginia
Campbell Mithun, Inc.	Delaware
Campbell-Ewald Company	Delaware
Carmichael Lynch, Inc.	Minnesota
CMGRP, Inc.	New York
Dailey & Associates, Inc.	California
Deutsch Inc.	New York
Draftfcb, Inc.	Delaware
Geomentum, Inc.	Delaware
Golin/Harris International, Inc.	Virginia
Hill Holliday LLC	Delaware
Huge, LLC	New York
Jack Morton Worldwide, Inc.	Delaware
Kaleidoscope Sports & Entertainment L.L.C.	Delaware
Lowe & Partners Worldwide, Inc.	Delaware
McCann Relationship Marketing, Inc.	New York
McCann-Erickson Marketing, Inc.	New York
McCann-Erickson USA, Inc.	Delaware
McCann-Erickson Worldwide, Inc.	Delaware
Mediabrands Worldwide, Inc.	California
Momentum-NA, Inc.	Colorado
Mullen Communications, Inc.	Massachusetts
Octagon, Inc.	Florida
R/GA Media Group, Inc.	Delaware
The Hacker Group, Inc.	Delaware
The Interpublic Group of Companies, Inc.	Delaware
The Martin Agency, Inc.	Virginia
True North Holdings (Asia Pacific) Inc.	Delaware
True North Holdings (Latin America), Inc.	Delaware
Universal McCann Worldwide, Inc.	Delaware
Wahlstrom Group LLC	Delaware

Company Name	Country
Initiative Media Australia Pty Ltd	Australia
Mediabrands Australia Pty Ltd	Australia
Mediabrands Belgium S.A.	Belgium
Borghierh Lowe Propaganda e Marketing Ltda	Brazil
Giovanni+Draftfcb Ltda.	Brazil
Draftfcb Canada Inc.	Canada
Fuel Advertising, Inc.	Canada
MacLaren McCann Canada Inc.	Canada
Media - I.D.A. Vision Inc.	Canada
Mediabrands Worldwide, Inc. - Canadian BRANCH	Canada
The Interpublic Group of Companies Canada, Inc.	Canada
McCann-Erickson S.A. de Publicidad	Chile
McCann-Erickson (China) Ltd.	China
Mediabrands (Shanghai) Co., Ltd.	China
MediaPrint ApS	Denmark

Company Name	Country
GIS France G.I.E.	France
Ligne Directe Sarl	France
McCann-Erickson France SAS	France
McCann-Erickson Paris SAS	France
Mediabrands S.A.S.	France
Creative Media Services GmbH	Germany
M.E.C.H. The Communications House Berlin GmbH	Germany
McCann-Erickson Deutschland GmbH & Co Management Property KG	Germany
Universal McCann GmbH	Germany
Initiative Media S.A.	Greece
Associated Corporate Consultants (India) Pvt Limited	India
Draftfcb-Ulka Advertising Private Limited	India
Lintas India Private Limited	India
Advertising School Ltd	Israel
Initiative Media Milano S.r.l.	Italy
McCann Erickson Italia S.r.l.	Italy
Universal-McCann S.r.l.	Italy
ACTS Inc	Japan
Universal McCann Inc Korea	Korea, Republic of
Advertisement And Communication Services (Mauritius) Limited	Mauritius
Initiative Group B.V.	Netherlands
Universal Media B.V.	Netherlands
Foote Cone & Belding Limited	New Zealand
Mediafront AS	Norway
McCann Worldgroup Philippines Inc.	Philippines
Brand Connection, Actividades Publicitarias, Lda.	Portugal
Megameios - Publicidade E Meios, A.C.E.	Portugal
Jeddah Albert Promoseven Advertising and Public Relations Company Ltd	Saudi Arabia
Draftfcb South Africa (Pty) Ltd	South Africa
McCann Worldgroup South Africa (Pty) Ltd	South Africa
Iniciativas de Medios, S.A.	Spain
McCann Erickson S.A.	Spain
Universal McCann, S.A.	Spain
IPG Advertising (Thailand) Limited	Thailand
IPG Mediabrands Limited	Thailand
Universal / McCann-Media Planlama ve Dagitim A.S.	Turkey
Brand Connection (Branch of Frontline Marketing LLC) BRANCH	United Arab Emirates
Initiative Media Middle East FZ-LLC	United Arab Emirates
Universal Media Seven FZ-LLC	United Arab Emirates
Brand(x) Communications Limited	United Kingdom
CMGRP UK Limited	United Kingdom
Complete HealthVizion Limited	United Kingdom
DLKW Lowe Limited	United Kingdom
Draftfcb Holdings Limited	United Kingdom
Draftfcb London Limited	United Kingdom
Entertainment Intelligence Limited	United Kingdom
International Poster Management Limited	United Kingdom
IPG Holdings (UK) Limited	United Kingdom
Jack Morton UK Limited	United Kingdom
McCann Manchester Limited	United Kingdom
McCann-Erickson Advertising Limited	United Kingdom
McCann-Erickson Central Limited	United Kingdom
Mediabrands International Limited	United Kingdom
Mediabrands Limited	United Kingdom
McCann Erickson Latin America SA	Uruguay
Initiative Media Colombia S.A. Sucursal Venezuela BRANCH	Venezuela